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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Vital Living, Inc. on Form SB-2/A of our report dated October 27, 2003, relating to the financial statements of E-Nutriceuticals,,Inc. and Subsidiary as of March 31, 2003 and 2002 and for the years then ended, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is a part of this Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
June 10, 2004

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INDEPENDENT AUDITORS' CONSENT